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                                  EXHIBIT 99.1

                          AGREEMENT RE JOINT FILING OF
                          SCHEDULE 13D, AMENDMENT NO. 6

The undersigned hereby agrees:

         1. Each of them is individually eligible to use the Schedule 13D, Amendment No. 6 ("Amendment No. 6") to which this Exhibit is attached, and such Amendment No. 6 is filed on behalf of each of them; and

         2. Each of them is responsible for the timely filing of such Amendment No. 6 and any further amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

DATED:   December 15, 1999

                                                ERNEST C. GARCIA II

                                                By: /s/ Ernest C. Garcia II
                                                   _____________________________
                                                        Ernest C. Garcia II
                                                Its:    As an Individual

                                                VERDE INVESTMENTS, INC.

                                                By: /s/ Ernest C. Garcia II
                                                   _____________________________
                                                        Ernest C. Garcia II
                                                Its:    President